Hersha Hospitality Trust
2001 Market Street | Suite 3600
Philadelphia | PA | 19103
p. 215.238.1281 | f. 215.238.0157
hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES
FIRST QUARTER 2023 RESULTS

- First Quarter 2023 Net Loss of $(0.38) Per Share -

- First Quarter 2023 Adjusted Funds from Operations1 of $0.02 Per Share -

- Comparable Excluding Renovations Portfolio Growth to the First Quarter 2019 -

- ADR Growth of 20.9% -

- EBITDA Growth of 18.9% -

- EBITDA Margin Growth of 196 bps -

Philadelphia, PA, April 26, 2023 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality hotels in urban gateway markets and regional resort destinations, today announced results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Results

(Unaudited in thousands, except per share amounts)
	Three Months Ended March 31,

	2023	2022
Net Loss Applicable to Common Shareholders	$(14,939)	$(22,235)
Net Loss per Common Share	$(0.38)	$(0.57)

Adjusted FFO[1]	$1,032	$3,106
Adjusted FFO per common share and OP Unit	$0.02	$0.07

Net loss applicable to common shareholders was approximately $14.9 million, or $0.38 per diluted common share, in the first quarter 2023, compared to net loss applicable to common shareholders of approximately $22.2 million, or $0.57 per diluted common share, in the first quarter 2022.

1 Non-GAAP financial measure. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, FFO, EBITDA and EBITDA margin, as well as reconciliations of those non-GAAP financial measures to GAAP net income, is included at the end of this press release.

Adjusted Funds from Operations (“AFFO”) decreased to $1.03 million, or $0.02 per diluted common share and OP Unit, in the first quarter 2023, as compared to AFFO of approximately $3.1 million, or $0.07 per diluted common share and OP Unit, in the first quarter of 2022. This decrease from the prior year was primarily driven by the sale of 10 hotels in 2022 and was partially offset by stronger operating results in certain markets within the portfolio.

Mr. Neil H. Shah, Hersha’s Chief Executive Officer, stated, “Our streamlined portfolio demonstrated accelerating, sequential improvement throughout the first quarter as RevPAR increased over 30% from $154.49 to $205.39 from January to March. In what is seasonally our lowest producing quarter, the portfolio also generated just over $16 million in EBITDA, and March’s EBITDA production of $8.2 million was greater than January and February combined. Second quarter results to date have been encouraging as we continue to see improving trends in our urban markets along with strength and resilience in our leisure-oriented properties. Weekday demand, in particular, has seen an uptick as the year has progressed. MTD in April, urban weekday RevPAR is up 80% for our portfolio vs the same time period in January, with every market experiencing growth greater than 25%.”

Mr. Shah continued, “Our results in the quarter also reflected the strategic decision we made to invest in upgrades and renovations at several properties during our seasonally slowest quarter. Looking ahead, we expect these properties to perform at levels above their historical performance, positioning us to capture incremental organic cash flow growth in the remainder of the year and beyond. The recently completed guestroom renovation at the Philadelphia Westin, along with the common area upgrades at both of our Manhattan Hilton Garden Inns, was completed in time for our spring season and we believe this will allow us to further drive occupancy and ADR in these markets. We also completed the first phase of upgrades at our Sanctuary Beach Resort in Monterey along with the restaurant renovation and reconcepting at our Mystic Marriott Hotel and Spa in Connecticut.

While we are mindful of recent volatility and macro-economic headwinds moving into the later part of the year, we remain confident that our sector’s fundamentals are set up for a multiyear recovery and our proactive investment in our portfolio has us well positioned to continue to drive cash flow at industry leading margins.”

First Quarter 2023 Operating Results

During the first quarter 2023, the Company’s 23 comparable hotel portfolio generated 67.9% occupancy, an Average Daily Rate (“ADR”) of $268.46, and Revenue per Available Room (“RevPAR”) of $182.24.

The impact of our renovations to our comparable portfolio’s Q1 2023 performance is highlighted in the table below.

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Portfolio Growth to 2019:

	ADR	ADR Growth	RevPAR	RevPAR Growth	EBITDA Margin	EBITDA Margin Growth	EBITDA $ 000's	EBITDA Growth
Comparable Portfolio	$268.46	20.0%	$182.24	2.8%	21.4%	0.1%	$16,050	1.1%
Comparable excluding Renovations	$290.15	20.9%	$212.39	11.4%	24.1%	2.0%	$14,939	18.9%

Our resort markets continued their robust performance in the first quarter generating RevPAR of $241.93, an increase of 24.5% compared to the first quarter of 2019. This growth was primarily rate driven as our resort ADR of $321.40 was nearly 27% ahead of 2019. Overall Resort EBITDA of $13.1 million was nearly 43% greater than 2019 production and EBITDA margins increased 535 basis points. The South Florida market was the biggest EBITDA contributor generating just under $11 million. The Cadillac, Parrot Key and Ritz-Carlton Coconut Grove were the top three EBITDA contributors generating $4.9 million, $2.9 million and $2.2 million respectively.

On the West Coast, the Sanctuary Beach Resort was negatively impacted by renovation work as well as the inclement weather and severe flooding experienced in Northern California during the quarter. Now that the first phase of our renovation is complete, we anticipate seeing a return to the strong performance of the past few years at Sanctuary, before completing the remainder of the renovation over the winter months in late 2023 and early 2024.

Although the first quarter is seasonally the slowest in our urban portfolio, we witnessed the type of year over year growth we anticipated as our urban portfolio posted a RevPAR gain of 31% compared to the first quarter of 2022. Washington D.C., Boston and Manhattan led the way for our urban markets as RevPAR increased 120%, 58% and 55%, respectively, from January to March. Notably, occupancy in our New York cluster in March was just below the 4th quarter 2022, which is seasonally much busier in the holiday season than the start of the year.

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Second Quarter 2023 Outlook

The Company is providing its operating and financial expectations for the second quarter 2023. The Company’s expectations do not build in any acquisitions, dispositions or capital market activities for 2023. These expectations are based on management’s current outlook for its hotels and the markets in which it operates and does not take into account any unanticipated developments in its business or changes in its operating environment. The Company’s second quarter 2023 expectations are as follows:

	Q2'23 Outlook
($’s in millions except RevPAR and per share amounts)	Low	High
Net (Loss) Income Applicable to Common Shareholders	$(0.7)	$2.3
Net (Loss) Income per share	$(0.02)	$0.05

Comparable Property Absolute RevPAR	$235	$245

Adjusted EBITDA	$31.50	$34.50

Adjusted FFO	$18.0	$21.0
Adjusted FFO per share	$0.39	$0.45
*For detailed reconciliations of the Company's 2023 operating expectations, please see "Reconciliation of Non-GAAP Financial Measures included in 2023 Outlook"

Hersha’s second quarter 2023 outlook is based on a number of factors, many of which are outside the Company's control, including uncertainty surrounding any new disruptions from the COVID-19 pandemic and other macro-economic factors, including inflation, increases in interest rates, supply chain disruptions and the possibility of an economic recession or slowdown in 2023, all of which are subject to change. Please see the section below titled “Cautionary Statements Regarding Forward Looking
Statements.”

Financing

The Company’s credit facility consists of a $373 million term loan and an undrawn $100 million revolving credit line. The facilities bear interest at 2.50% over the applicable adjusted term SOFR. The nearly $500 million credit facility matures in August 2024 and has one 12-month extension option subject to certain conditions, which would result in an extended maturity to August 2025.

The Company utilized an existing swap to hedge $300 million of the new term loan at a fixed rate of approximately 3.93%. Following the refinancings, 73% of the Company’s outstanding debt is either fixed or hedged through various derivative instruments. The Company’s first-quarter weighted average interest rate was approximately 5.22% across all borrowings with a weighted average life-to-maturity of approximately 2.1 years. We
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closed the year with a cash balance of approximately $194 million and a $100 million undrawn line of credit.

Dividends

We paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the first quarter ended March 31, 2023. The preferred share dividends were paid April 17, 2023 to holders of record as of April 1, 2023.

The Company also paid a cash dividend of $0.05 per common share and per limited partnership unit for the first quarter ended March 31, 2023. These common share dividends and limited partnership unit distributions were paid on April 17, 2023, to holders of record as of March 31, 2023.

First Quarter 2023 Conference Call

The Company will host a conference call to discuss these results at 9:00 AM Eastern Time on Thursday, April 27, 2023. Hosting the call will be Mr. Neil H. Shah, President and Chief Executive Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-833-470-1428 or 1-404-975-4839 for international participants and entering the passcode 336815 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Thursday, April 27, 2023, through 11:59 PM Eastern Time on Thursday, May 25, 2023. The replay can be accessed by dialing 1-866-813-9403 or +44-204-525-0658 for international participants. The passcode for the replay is 731361. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates luxury and lifestyle hotels in coastal gateway and resort markets. The Company’s 25 hotels totaling 3,811 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida, and California.
The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.” For more information on the Company, and the Company’s hotel portfolio, please visit the Company's website at www.hersha.com

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Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. In addition to the typical supplemental disclosure, the Company has included enhanced property-level financial information. These can be found in the Investor Relations section and the “SEC Filings” and “News & Presentations” page of the Company’s website, www.hersha.com.

Non-GAAP Financial Measures and Key Performance Metrics

Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculated as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.

An explanation of Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for real estate (“EBITDAre”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements,” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include statements related to, among other things: assumptions regarding the impact from macroeconomic factors (including inflation, increases in interest rates, supply chain disruptions, and potential economic slowdown or a recession), the Company’s operating and financial expectations for the first quarter 2023, the Company’s access to capital on the terms and timing the Company expects, the Company’s expectations regarding future interest rates and the impact of inflation on the Company’s results of operations, the restoration of public confidence in domestic and international travel, permanent structural changes in demand for conference centers by business and leisure clientele, the economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the impact of the ongoing hotel renovations, the effects of COVID-19 and its variants and other infectious diseases on the Company, the Company’s ability to grow operating cash flow, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, ADR or RevPar growth or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s
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hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to increase margins, including Hotel EBITDA margins, and reduce the Company’s total debt and generate unrestricted cash, the Company’s ability maintain a significant amount of financial and operational flexibility. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believe,” “could,” “outlook,” “consider,” “expect,” “anticipate,” “forecast,” “project,” “trend,” “likely,” “estimate,” “plan,” “believe,” “continue,” “maintain,” “intend,” “should,” “may” and words of similar import. Because these forward-looking statements relate to future events, our plans, strategies, prospects and future financial performance, and involve known and unknown risks that are difficult to predict, uncertainties and other factors which may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of April 26, 2023, and the Company undertakes no duty to update this information unless required by law.
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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	March 31, 2023	December 31, 2022
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,186,707	$1,189,239
Investment in Unconsolidated Joint Ventures	4,636	4,989
Cash and Cash Equivalents	193,574	224,955
Escrow Deposits	4,557	5,065
Hotel Accounts Receivable	4,814	8,922
Due from Related Parties	147	245
Intangible Assets, Net of Accumulated Amortization of $1,240 and $1,211	654	684
Right of Use Assets	15,954	16,226
Other Assets	34,210	38,552
Total Assets	1,445,253	1,488,877

Liabilities and Equity:
Secured Term Loans, Net of Unamortized Deferred Financing Costs	$370,986	$370,636
Unsecured Notes Payable, Net of Unamortized Discounts and Unamortized Deferred Financing Costs	50,908	50,895
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	208,186	208,354
Lease Liabilities	18,715	19,003
Accounts Payable, Accrued Expenses and Other Liabilities	41,336	44,148
Dividends and Distributions Payable	8,440	31,694
Due to Related Parties	2,239	2,610
Total Liabilities	$700,810	$727,340

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$6,466	$5,076

Equity:
Shareholders' Equity:
Preferred Shares: $0.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at March 31, 2023 and December 31, 2022, with Liquidation Preferences of $$25.00 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at March 31, 2023 and December 31, 2022; 39,874,899 and 39,697,451 Shares Issued and Outstanding at March 31, 2023 and December 31, 2022, respectively	399	398
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at March 31, 2023 and December 31, 2022	—	—
Accumulated Other Comprehensive Income	12,751	16,213
Additional Paid-in Capital	1,157,015	1,157,057
Distributions in Excess of Net Income	(506,358)	(490,815)
Total Shareholders' Equity	663,954	683,000

Noncontrolling Interests - Common Units and LTIP Units	74,023	73,461

Total Equity	737,977	756,461

Total Liabilities and Equity	$1,445,253	$1,488,877
Prior year amounts have been revised to conform to current year presentation.

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended
	March 31, 2023	March 31, 2022
Revenues:
Hotel Operating Revenues:
Room	$57,516	$65,132
Food & Beverage	10,927	9,056
Other Operating Revenues	6,648	7,639
Total Hotel Operating Revenues	75,091	81,827
Other Revenue	59	41
Total Revenues	75,150	81,868
Operating Expenses:
Hotel Operating Expenses:
Room	14,469	14,590
Food & Beverage	10,894	8,404
Other Operating Expenses	27,351	26,356
Total Hotel Operating Expenses	52,714	49,350
Property Losses in Excess of Insurance Recoveries	—	25
Hotel Ground Rent	318	1,090
Real Estate and Personal Property Taxes and Property Insurance	6,181	8,483
General and Administrative	2,880	2,777
Share Based Compensation	2,052	2,541
Depreciation and Amortization	13,669	19,276
Total Operating Expenses	77,814	83,542

Operating Loss	(2,664)	(1,674)
Interest Income	1,739	1
Interest Expense	(9,089)	(13,870)
Other Income (Expense)	913	(99)
Loss on Debt Extinguishment	(14)	—
Loss before Results from Unconsolidated Joint Venture Investments and Income Taxes	(9,115)	(15,642)
Loss from Unconsolidated Joint Venture Investments	(352)	(936)

Loss before Income Taxes	(9,467)	(16,578)
Income Tax Expense	(34)	(21)
Net Loss	(9,501)	(16,599)
Loss (Income) Allocated to Noncontrolling Interests
Common Units	1,996	2,681
Consolidated Joint Venture	(1,390)	(2,273)
Preferred Distributions	(6,044)	(6,044)

Net Loss Applicable to Common Shareholders	$(14,939)	$(22,235)

Earnings per Share:
BASIC
Net Loss Applicable to Common Shareholders	$(0.38)	$(0.57)
DILUTED
Net Loss Applicable to Common Shareholders	$(0.38)	$(0.57)

Weighted Average Common Shares Outstanding:
Basic	39,626,231	39,231,550
Diluted	39,626,231	39,231,550
Prior year amounts have been revised to conform to current year presentation.

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share-based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back write-offs of deferred financing costs on debt extinguishment;
•adding back straight-line amortization of ground lease expense; and
•adding back interest expense that has been paid-in-kind.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.
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The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2023	March 31, 2022

Net loss applicable to common shares	$(14,939)	$(22,235)
Loss allocated to noncontrolling interest	(606)	(408)
Loss from unconsolidated joint ventures	352	936
Depreciation and amortization	13,669	19,276
Funds from consolidated hotel operations applicable to common shares and Partnership units	(1,524)	(2,431)

Loss from unconsolidated joint venture investments	(352)	(936)
Unrecognized pro rata interest in loss of unconsolidated joint venture	(420)	(219)
Depreciation and amortization of difference between purchase price and historical cost	19	21
Interest in depreciation and amortization of unconsolidated joint ventures	536	627
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(217)	(507)

Funds from Operations applicable to common shares and Partnership units	(1,741)	(2,938)

Income tax expense	34	21
Non-cash share based compensation expense	2,052	2,541
Straight-line amortization of lease expense	(23)	180
Terminated transaction costs	—	—
Amortization of discounts, premiums, and deferred financing costs	696	1,447
Interest expense paid-in-kind	—	1,855
Deferred financing costs and debt premium written off in debt extinguishment	14	—

Adjusted Funds from Operations	$1,032	$3,106

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.02	$0.07

Diluted Weighted Average Common Shares and Partnership Units Outstanding	46,659,174	45,476,116
Prior year amounts have been revised to conform to current year presentation.

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EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share-based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be meaningful measures of a REIT's performance because they are widely followed by industry analysts, lenders and investors and that they should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended
	March 31, 2023	March 31, 2022
Net loss	$(9,501)	$(16,966)
Loss from unconsolidated joint ventures	352	936
Interest expense	9,089	14,237
Non-operating interest income	(1,739)	(1)
Income tax expense	34	21
Depreciation and amortization	13,669	19,276
EBITDA from consolidated hotel operations	11,904	17,503
Gain on disposition of hotel properties	—	—
Loss from impairment of depreciable assets	—	—
EBITDAre from consolidated hotel operations	11,904	17,503
Loss from unconsolidated joint venture investments	(352)	(936)
Unrecognized pro rata interest in loss of unconsolidated joint venture	(420)	(219)
Depreciation and amortization of difference between purchase price and historical cost	19	21
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	938	962
EBITDAre from unconsolidated joint venture operations	185	(172)
EBITDAre	12,089	17,331
Non-cash share based compensation expense	2,052	2,541
Straight-line amortization of lease expense	(23)	180
Deferred financing costs and debt premium written off in debt extinguishment	14	—
Adjusted EBITDA	$14,132	$20,052
Prior year amounts have been revised to conform to current year presentation.

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Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes the Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended
	March 31, 2023	March 31, 2022

Operating loss	$(2,664)	$(1,674)
Other revenue	(59)	(41)
Gain on insurance settlement	—	25
Depreciation and amortization	13,669	19,276
General and administrative	2,880	2,777
Share based compensation	2,052	2,541
Straight-line amortization of ground lease expense	(23)	180
Other	160	(22)
Hotel EBITDA	$16,015	$23,062

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Reconciliation of Non-GAAP Financial Measures Included in Q2 2023 Outlook

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	Q2 2023 Outlook
(in millions, except per share data)	Low	High
Net (loss) income applicable to common shares	$(0.7)	$2.3
(Loss) Income allocated to noncontrolling interests	(0.1)	0.2
Loss from unconsolidated joint ventures	(0.1)	(0.2)
Depreciation and amortization	13.7	13.7
Funds from consolidated hotel operations applicable to common shares and Partnership units	12.8	16.0

Loss from unconsolidated joint venture investments	0.1	0.2
Interest in depreciation and amortization and Unrecognized pro rata interest in loss	0.5	0.5
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	0.6	0.7

Funds from Operations applicable to common shares and Partnership units	13.4	16.7

Non-cash share based compensation expense	3.4	3.4
Income tax expense	0.3	0.3
Amortization of deferred financing costs	0.7	0.7
Other	0.2	(0.1)
Adjusted Funds from Operations	$18.0	$21.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.39	$0.45

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Adjusted EBITDA
	Q2 2023 Outlook
($'s in millions)	Low	High

Net (loss) income applicable to common shares	$(0.7)	$2.3
(Loss) Income allocated to Noncontrolling Interests	(0.1)	0.2
Preferred Distributions	6.0	6.0
Net Income	5.2	8.5
Loss from unconsolidated joint ventures	(0.1)	(0.2)
Interest expense	9.0	9.0
Non-operating interest income	(1.6)	(1.6)
Income tax expense	0.3	0.3
Depreciation and amortization	13.7	13.7
EBITDAre from consolidated hotel operations	26.5	29.7

Loss from unconsolidated joint venture investments	0.1	0.2
Add:
Adjustment for interest in interest expense, depreciation and amortization, and Unrecognized pro rata interest in loss income	0.9	0.9
EBITDAre from unconsolidated joint venture hotel operations	1.0	1.1

EBITDAre	27.5	30.8

Non-cash share based compensation expense	3.4	3.4
Other	0.6	0.3
Adjusted EBITDA	$31.5	$34.5

Contact:
Ashish Parikh, Chief Financial Officer
Phone: 215-238-1281
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